Exhibit 99.01
Cadence Reports Fourth Quarter and Fiscal Year 2010 Financial Results
SAN JOSE, Calif. — February 2, 2011 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the fourth quarter and fiscal year 2010.
     Cadence reported fourth quarter 2010 revenue of $249 million, compared to revenue of $220 million reported for the same period in 2009. On a GAAP basis, Cadence recognized a net loss of $21 million, or $(0.08) per share on a diluted basis in the fourth quarter of 2010, compared to a net income of $2 million, or $0.01 per share on a diluted basis, in the same period in 2009. Revenue for fiscal year 2010 totaled $936 million, compared to revenue of $853 million in fiscal year 2009. Net income for fiscal year 2010 was $142 million, or $0.54 per share on a diluted basis, compared to a net loss of $150 million or $(0.58) per share on a diluted basis for fiscal year 2009. The GAAP net income for fiscal year 2010 included a $148 million income tax benefit related to the settlement of an Internal Revenue Service examination of Cadence’s federal income tax returns for the tax years 2000 through 2002 and a $67 million acquisition-related income tax benefit.
     Using Cadence’s non-GAAP measure, net income in the fourth quarter of 2010 was $18 million, or $0.07 per share on a diluted basis, as compared to net income of $15 million, or $0.06 per share on a diluted basis, in the same period in 2009. For fiscal year 2010, non-GAAP net income was $53 million, or $0.20 per share on a diluted basis, compared to non-GAAP net loss of $16 million or $(0.06) per share on a diluted basis in fiscal year 2009.
“The Cadence team delivered a strong performance in the fourth quarter. Revenue, operating margin and cash flow all improved in the period and fiscal year 2010. Throughout the year, we strengthened key customer and partner relationships by demonstrating our technology leadership and delivering superior solutions to their complex challenges,” said Lip-Bu Tan, president and chief executive officer. “We remain laser-focused on executing our strategy and achieving our long-term objectives. We are entering 2011 with good customer momentum, and a strong pipeline of technology across System, SoC, and Silicon Realization that deliver on our EDA360 vision.”

“Cadence capped a successful 2010 with a strong fourth quarter. We made significant improvements in all of our key operating metrics in 2010,” added Geoff Ribar, senior vice president and chief financial officer. “As you can see from our outlook, we expect further growth in business levels and improvement in profitability in 2011.”
     In addition to using GAAP results to evaluate Cadence’s business, management believes it is useful to measure results using a non-GAAP measure of net income or net loss, which excludes, as applicable, amortization of intangible assets, stock-based compensation expense, integration and acquisition-related costs, acquisition-related income tax benefits, income tax benefits related to settlement of an IRS examination, shareholder litigation costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive severance costs, restructuring charges and credits, amortization of discount on convertible notes, losses on extinguishment of debt, equity in losses or income from investments, write-down of investments, and gains or losses on the sale of investments. Non-GAAP net income or net loss is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. See “GAAP to non-GAAP Reconciliation” below for further information on the non-GAAP measure.
     The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.
Business Outlook
     For the first quarter of 2011, the company expects total revenue in the range of $255 million to $265 million. First quarter GAAP net loss per diluted share is expected to be in the range of $(0.02) to $0.00. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.06 to $0.08.
     For the full year 2011, the company expects total revenue in the range of $1,030 million to $1,070 million. On a GAAP basis, net income per diluted share for fiscal year 2011 is expected to be in the range of $0.00 to $0.10. Using the non-GAAP measure defined below, net income per diluted share for fiscal year 2011 is expected to be in the range of $0.30 to $0.40.

     A schedule showing a reconciliation of the business outlook from GAAP net income or net loss and diluted net income or net loss per share to non-GAAP net income and diluted net income per share is included with this release.
Audio Webcast Scheduled
     Lip-Bu Tan, Cadence’s president and chief executive officer, and Geoff Ribar, Cadence’s senior vice president and chief financial officer, will host a fourth quarter and fiscal year 2010 financial results audio webcast today, February 2, 2011, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting February 2, 2011 at 5 p.m. (Pacific) and ending February 16, 2011 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.
About Cadence
     Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence software and hardware, methodologies, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, Calif., with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company and its products and services is available at www.cadence.com.
Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
     The statements contained above regarding Cadence’s fourth quarter and fiscal year 2010 results, as well as the information in the Business Outlook section and the statements by Lip-Bu Tan and Geoff Ribar, include forward-looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) Cadence’s ability to successfully complete and realize the expected benefits of its restructurings without significant unexpected costs or delays, and the success of Cadence’s other efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products, and its shift to a ratable license structure, which may result in changes in the mix of license types; (iv) change in customer demands, including the possibility that restructurings and other efforts to improve operational efficiency could result in delays in customers’ purchases of products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires; (ix) the effects of restructurings and other efforts to improve operational efficiency on Cadence’s business, including its strategic and customer relationships, ability to retain key employees and stock prices; (x) events that affect the reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.
     For a detailed discussion of these and other cautionary statements related to our business, please refer to Cadence’s filings with the Securities and Exchange Commission. These include Cadence’s Annual Report on Form 10-K for the year ended January 2, 2010, Cadence’s Quarterly Report on Form 10-Q for the period ended October 2, 2010 and Cadence’s future filings.

GAAP to non-GAAP Reconciliation
     Cadence management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income or net loss, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended, and is GAAP net income or net loss excluding, as applicable, amortization of intangible assets, stock-based compensation expense, integration and acquisition-related costs, acquisition-related income tax benefits, income tax benefits related to the settlement of an IRS examination, shareholder litigation costs, gains or losses and expenses or credits related to non-qualified deferred compensation plan assets, executive severance costs, restructuring charges and credits, amortization of discount on convertible notes, losses on extinguishment of debt, equity in losses or income from investments, write-down of investments and gains or losses on the sale of investments. Intangible assets consist primarily of purchased or licensed technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income or net loss is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Cadence’s management believes it is useful in measuring Cadence’s operations to exclude amortization of intangible assets and integration and acquisition-related costs because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by Cadence’s management in the short term. In addition, Cadence’s management believes it is useful to exclude stock-based compensation expense because such exclusion enhances investors’ ability to review Cadence’s business from the same perspective as Cadence’s management, which believes that stock-based compensation expense is based on many subjective inputs at a point in time and many of these inputs are not necessarily directly attributable to the underlying performance of Cadence’s business operations. Cadence’s management also believes it is useful to exclude costs related to shareholder litigation because these costs are not related to Cadence’s core business operations. Cadence’s management also believes that it is useful to exclude restructuring charges and credits. During each of fiscal year 2009 and 2010, Cadence commenced a restructuring program and expects to have paid substantially all termination benefits and costs by the first fiscal quarter of 2011 and the fourth fiscal quarter of 2011, respectively. Cadence’s management believes that in measuring the company’s operations, it is useful to exclude any such restructuring charges and credits because exclusion of such charges and credits permits consistent evaluations of Cadence’s performance before and after such actions are taken. Cadence’s management also believes it is useful to exclude gains or losses and expenses or credits related to the non-qualified deferred compensation plan assets because these gains or losses and expenses or credits are not part of Cadence’s direct costs of operations, but reflect changes in the value of assets held in the non-qualified deferred compensation plan. Cadence’s management also believes it is useful to exclude executive severance costs as these costs do not occur frequently. Cadence’s management also believes it is useful to exclude the amortization of the discount on convertible notes because this incremental cost recorded as interest expense does not represent a cash obligation of the company and is not part of Cadence’s direct cost of operations. Finally, Cadence’s management believes it is useful to exclude the equity in losses or income from investments, write-down of investments and gains or losses on the sale of investments because these items are not part of Cadence’s direct cost of operations. Rather, these are non-operating items that are included in other income or expense and are part of the company’s investment activities.
     During fiscal year 2010, Cadence’s non-GAAP net income also excluded the effect of an income tax benefit associated with Cadence’s effective settlement of an Internal Revenue Service, or IRS, examination of Cadence’s federal income tax returns for the tax years 2000 through 2002. Cadence’s management believes it is useful to exclude the income tax benefit associated with this settlement because Cadence does not expect settlements resulting in income tax provisions or benefits of the magnitude recorded during the third quarter of 2010 to occur frequently.
     During fiscal year 2010, Cadence’s non-GAAP net income also excluded losses associated with its repurchase of a portion of its 1.375% Convertible Senior Notes Due December 15, 2011 and a portion of its 1.500% Convertible Senior Notes Due December 15, 2013. Cadence’s management believes it is useful to exclude the losses on the extinguishment of debt as the losses are not directly related to Cadence’s core business operations and similar transactions are not expected to occur frequently.
     During fiscal year 2010, Cadence’s non-GAAP net income also excluded the effect of an income tax benefit associated with Cadence’s acquisition of Denali Software, Inc. Cadence’s management believes it is useful to exclude the tax benefit associated with this acquisition because Cadence does not expect an acquisition-related income tax benefit of the magnitude recorded in the second quarter of 2010 to be recorded frequently.
     During fiscal year 2009, Cadence’s non-GAAP net loss also excluded the effect of an income tax benefit associated with the temporary increase in the net operating loss carryback period for operating losses Cadence incurred in the United States. Cadence’s management believes it is useful to exclude the tax benefit associated with this change in the United States tax law because the extended net operating loss carryback period is only applicable for operating losses incurred during either fiscal year 2008 or fiscal year 2009.
     Cadence’s management believes that non-GAAP net income or net loss provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Cadence’s management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.
     The following tables reconcile the specific items excluded from GAAP net income or net loss and GAAP net income or net loss per diluted share in the calculation of non-GAAP net income or net loss and non-GAAP net income or net loss per diluted share for the periods shown below:

Net Income (Loss) Reconciliation

	Three Months Ended
	January 1, 2011	January 2, 2010
	(unaudited)
(in thousands)
Net income (loss) on a GAAP basis	$(21,237)	$1,790
Amortization of acquired intangibles	6,655	4,391
Stock-based compensation expense	10,643	11,016
Non-qualified deferred compensation expenses	2,416	3,389
Restructuring and other charges	13,225	13,543
Shareholder litigation costs	14	—
Integration and acquisition-related costs	4,265	135
Amortization of debt discount	6,352	4,870
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(2,347)	(3,177)
Loss on extinguishment of debt	384	—
Income tax effect of the increase in United States net operating loss carryback period	—	(14,825)
Income tax effect of non-GAAP adjustments	(2,806)	(6,070)

Net income on a non-GAAP basis	$17,564	$15,062

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

Net Income (Loss) Reconciliation

	Years Ended
	January 1, 2011	January 2, 2010
	(unaudited)
(in thousands)
Net income (loss) on a GAAP basis	$142,338	$(149,871)
Amortization of acquired intangibles	20,808	19,941
Stock-based compensation expense	43,460	54,706
Non-qualified deferred compensation expenses (credits)	2,906	(644)
Restructuring and other charges	10,152	31,376
Shareholder litigation costs	4,328	—
Executive severance costs	1,627	—
Integration and acquisition-related costs	12,170	665
Amortization of debt discount	22,936	19,104
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(5,875)	6,738
Loss on extinguishment of debt	5,705	—
Acquisition-related income tax benefit	(66,707)	—
Income tax benefit of IRS settlement	(148,302)	—
Income tax effect of the increase in United States net operating loss carryback period	—	(14,825)
Income tax effect of non-GAAP adjustments	7,179	16,812

Net income (loss) on a non-GAAP basis	$52,725	$(15,998)

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

Diluted Net Income (Loss) per Share Reconciliation

	Three Months Ended
	January 1, 2011	January 2, 2010
	(unaudited)
(in thousands, except per share data)
Diluted net income (loss) per share on a GAAP basis	$(0.08)	$0.01
Amortization of acquired intangibles	0.03	0.02
Stock-based compensation expense	0.04	0.04
Non-qualified deferred compensation expenses	0.01	0.01
Restructuring and other charges	0.05	0.05
Shareholder litigation costs	—	—
Integration and acquisition-related costs	0.02	—
Amortization of debt discount	0.02	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.01)	(0.01)
Loss on extinguishment of debt	—	—
Income tax effect of the increase in United States net operating loss carryback period	—	(0.06)
Income tax effect of non-GAAP adjustments	(0.01)	(0.02)

Diluted net income per share on a non-GAAP basis	$0.07	$0.06

Shares used in calculation of diluted net income (loss) per share —GAAP**	259,781	265,093
Shares used in calculation of diluted net income per share —non-GAAP**	266,275	265,093

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

**	Shares used in the calculation of GAAP net income (loss) per share are expected to be the same as shares used in the calculation of non-GAAP net income (loss) per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Diluted Net Income (Loss) per Share Reconciliation

	Years Ended
	January 1, 2011	January 2, 2010
	(unaudited)
(in thousands, except per share data)
Diluted net income (loss) per share on a GAAP basis	$0.54	$(0.58)
Amortization of acquired intangibles	0.08	0.08
Stock-based compensation expense	0.16	0.21
Non-qualified deferred compensation expenses (credits)	0.01	—
Restructuring and other charges	0.04	0.12
Shareholder litigation costs	0.02	—
Executive severance costs	0.01	—
Integration and acquisition-related costs	0.05	—
Amortization of debt discount	0.08	0.07
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.02)	0.03
Loss on extinguishment of debt	0.02	—
Acquisition-related income tax benefit	(0.25)	—
Income tax benefit of IRS settlement	(0.56)	—
Income tax effect of the increase in United States net operating loss carryback period	—	(0.06)
Income tax effect of non-GAAP adjustments	0.02	0.07

Diluted net income (loss) per share on a non-GAAP basis	$0.20	$(0.06)

Shares used in calculation of diluted net income (loss) per share —GAAP**	265,871	257,782
Shares used in calculation of diluted net income (loss) per share —non-GAAP**	265,871	257,782

*	Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in Other income (expense), net.

**	Shares used in the calculation of GAAP net income (loss) per share are expected to be the same as shares used in the calculation of non-GAAP net income (loss) per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.
Investors are encouraged to look at the GAAP results as the best measure of financial performance. For example, amortization of intangibles is important to consider because it may represent an initial expenditure that under GAAP is reported across future fiscal periods. Likewise, stock-based compensation expense is an obligation of the company that should be considered. Restructuring charges can be triggered by acquisitions or product adjustments, as well as overall company performance within a given business environment. All of these metrics are important to financial performance generally.

Although Cadence’s management finds the non-GAAP measures useful in evaluating the performance of Cadence’s business, reliance on these measures is limited because items excluded from such measures often have a material effect on Cadence’s earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence’s management typically uses the non-GAAP earnings and earnings per share measures, in conjunction with the GAAP earnings and earnings per share measures, to address these limitations.
Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning March 18, 2011, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s First Quarter 2011 Earnings Release is published, which is currently scheduled for April 27, 2011.
# # #

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
January 1, 2011 and January 2, 2010
(In thousands)
(Unaudited)

	January 1, 2011	January 2, 2010
Current Assets:
Cash and cash equivalents	$557,409	$569,115
Short-term investments	12,715	2,184
Receivables, net of allowances of $7,604 and $14,020, respectively	191,893	200,628
Inventories	39,034	24,165
Prepaid expenses and other	54,155	54,655

Total current assets	855,206	850,747

Property, plant and equipment, net of accumulated depreciation of $648,676 and $637,107, respectively	285,115	311,502
Goodwill	158,893	—
Acquired intangibles, net of accumulated amortization of $105,158 and $124,507, respectively	179,198	28,841
Installment contract receivables, net of allowances of $0 and $9,724, respectively	23,380	58,448
Other assets	206,124	161,049

Total Assets	$1,707,916	$1,410,587

Current Liabilities:
Convertible notes	$143,258	$—
Accounts payable and accrued liabilities	176,864	150,207
Current portion of deferred revenue	337,426	247,691

Total current liabilities	657,548	397,898

Long-Term Liabilities:
Long-term portion of deferred revenue	85,400	92,298
Convertible notes	406,404	436,012
Other long-term liabilities	266,110	376,006

Total long-term liabilities	757,914	904,316

Stockholders’ Equity	292,454	108,373

Total Liabilities and Stockholders’ Equity	$1,707,916	$1,410,587

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Operations
For the Three Months and Years Ended January 1, 2011 and January 2, 2010
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Years Ended
	January 1,	January 2,	January 1,	January 2,
	2011	2010	2011	2010
Revenue:
Product	$133,545	$114,478	$471,598	$400,773
Services	25,768	22,871	100,891	106,555
Maintenance	89,705	82,930	363,465	345,304

Total revenue	249,018	220,279	935,954	852,632

Costs and Expenses:
Cost of product	8,249	8,286	31,421	32,114
Cost of services	20,385	20,934	82,968	90,536
Cost of maintenance	10,215	11,170	42,054	46,593
Marketing and sales	83,218	72,230	305,558	286,833
Research and development	97,828	81,309	376,413	354,703
General and administrative	21,421	21,337	86,394	122,648
Amortization of acquired intangibles	4,459	2,726	14,160	11,420
Restructuring and other charges	13,225	13,543	10,152	31,376

Total costs and expenses	259,000	231,535	949,120	976,223

Loss from operations	(9,982)	(11,256)	(13,166)	(123,591)

Interest expense	(10,464)	(7,280)	(36,343)	(28,872)
Other income (expense), net	2,574	4,723	2,541	(1,042)

Loss before provision (benefit) for income taxes	(17,872)	(13,813)	(46,968)	(153,505)

Provision (benefit) for income taxes	3,365	(15,603)	(189,306)	(3,634)

Net income (loss)	$(21,237)	$1,790	$142,338	$(149,871)

Basic net income (loss) per share	$(0.08)	$0.01	$0.55	$(0.58)

Diluted net income (loss) per share	$(0.08)	$0.01	$0.54	$(0.58)

Weighted average common shares outstanding — basic	259,781	260,752	260,787	257,782

Weighted average common shares outstanding — diluted	259,781	265,093	265,871	257,782

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Years Ended January 1, 2011 and January 2, 2010
(In thousands)
(Unaudited)

	Years Ended
	January 1,	January 2,
	2011	2010
Cash and Cash Equivalents at Beginning of Period	$569,115	$568,255

Cash Flows from Operating Activities:
Net income (loss)	142,338	(149,871)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	88,335	93,139
Amortization of debt discounts and fees	25,352	20,912
Loss on extinguishment of debt	5,705	—
Stock-based compensation	43,460	54,706
Loss from equity method investments	133	481
(Gain) loss on investments, net	(7,617)	(1,292)
Gain on sale of property, plant and equipment	(799)	—
Write-down of investment securities	1,500	5,207
Non-cash restructuring and other charges (credits)	4,086	(358)
Impairment of property, plant and equipment	491	6,730
Deferred income taxes	(64,191)	(3,438)
Proceeds from the sale of receivables, net	—	5,827
Provisions (recoveries) for losses (gains) on trade and installment contract receivables	(17,098)	20,947
Other non-cash items	1,838	(759)
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(33,459)	61,966
Installment contract receivables	104,834	114,346
Inventories	(26,528)	3,896
Prepaid expenses and other	1,808	(1,393)
Other assets	(44,972)	12,044
Accounts payable and accrued liabilities	20,281	(94,851)
Deferred revenue	62,531	(95,135)
Other long-term liabilities	(108,885)	(27,467)

Net cash provided by operating activities	199,143	25,637

Cash Flows from Investing Activities:
Proceeds from the sale of available-for-sale securities	—	4,135
Proceeds from the sale of short-term investments	317	—
Proceeds from the sale of long-term investments	10,276	—
Proceeds from the sale of property, plant and equipment	900	3,864
Purchases of property, plant and equipment	(34,782)	(41,308)
Purchases of software licenses	(2,706)	(774)
Investment in venture capital partnerships and equity investments	(3,000)	(2,300)
Cash paid in business combinations and asset acquisitions, net of cash acquired	(256,117)	(14,126)

Net cash used for investing activities	(285,112)	(50,509)

Cash Flows from Financing Activities:
Principal payments on receivable sale financing	(3,540)	(2,467)
Proceeds from issuance of 2015 Notes	350,000	—
Payment of Convertible Senior Notes	(192,364)	—
Payment of 2015 Notes issuance costs	(10,532)	—
Purchase of 2015 Notes Hedges	(76,635)	—
Proceeds from termination of Convertible Senior Notes Hedges	311	—
Proceeds from sale of 2015 Warrants	37,450	—
Tax effect related to employee stock transactions allocated to equity	(9,458)	1,383
Proceeds from issuance of common stock	13,643	28,010
Stock received for payment of employee taxes on vesting of restricted stock	(8,940)	(5,959)
Purchases of treasury stock	(39,997)	—

Net cash provided by financing activities	59,938	20,967

Effect of exchange rate changes on cash and cash equivalents	14,325	4,765

Increase (decrease) in cash and cash equivalents	(11,706)	860

Cash and Cash Equivalents at End of Period	$557,409	$569,115

Cadence Design Systems, Inc.
As of February 2, 2011
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income (Loss) Per Share
(Unaudited)

	Three Months Ending	Year Ending
	April 2, 2011	December 31, 2011
	Forecast	Forecast
Diluted net income (loss) per share on a GAAP basis	$(0.02) to $0.00	$0.00 to $0.10

Amortization of acquired intangibles	0.03	0.10
Stock-based compensation expense	0.04	0.16
Restructuring and other charges	—	—
Integration and acquisition-related costs	—	—
Amortization of debt discount	0.02	0.10
Income tax effect of non-GAAP adjustments	(0.01)	(0.06)

Diluted net income per share on a non-GAAP basis	$0.06 to $0.08	$0.30 to $0.40

Cadence Design Systems, Inc.
As of February 2, 2011
Impact of Non-GAAP Adjustments on Forward Looking Net Income (Loss)
(Unaudited)

	Three Months Ending	Year Ending
	April 2, 2011	December 31, 2011
($ in Millions)	Forecast	Forecast
Net income (loss) on a GAAP basis	$(6) to $0	$0 to $26

Amortization of acquired intangibles	7	26
Stock-based compensation expense	10	45
Restructuring and other charges	1	1
Integration and acquisition-related costs	—	1
Amortization of debt discount	7	26
Income tax effect of non-GAAP adjustments	(3)	(16)

Net income on a non-GAAP basis	$16 to $22	$83 to $109

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2009					2010
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Americas	42%	48%	43%	51%	46%	40%	46%	43%	45%	43%
Europe	24%	21%	20%	24%	22%	22%	23%	20%	23%	22%
Japan	19%	17%	23%	12%	18%	23%	14%	20%	14%	18%
Asia	15%	14%	14%	13%	14%	15%	17%	17%	18%	17%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Revenue Mix by Product Group (% of Total Revenue)

	2009					2010
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Functional Verification	20%	23%	21%	22%	22%	22%	26%	25%	22%	24%
Digital IC Design	19%	24%	19%	22%	21%	21%	21%	23%	26%	23%
Custom IC Design	26%	25%	28%	28%	27%	27%	26%	24%	27%	26%
Design for Manufacturing	9%	5%	9%	7%	7%	9%	6%	8%	7%	7%
System Interconnect	12%	10%	11%	11%	11%	9%	10%	10%	8%	9%
Services & Other	14%	13%	12%	10%	12%	12%	11%	10%	10%	11%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Note: Product Group total revenue includes Product + Maintenance

For more information, please contact:
Investors and Shareholders
Jennifer Jordan
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Nancy Szymanski
Cadence Design Systems, Inc.
408-473-8382
publicrelations@cadence.com